                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         AVADO BRANDS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                               AVADO BRANDS, INC.
                             HANCOCK AT WASHINGTON
                             MADISON, GEORGIA 30650
                                 (706)342-4552

                                 --------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1999

                                 --------------

    The Annual Meeting of Shareholders of AVADO BRANDS, INC. (the "Company") will be held at the offices of the Company at Hancock at Washington, Madison, Georgia, on May 4, 1999, at 11:00 a.m. local time, for the following purposes:

    (1) To elect five members of the Board of Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

    (2) To consider and act upon a proposal to approve the Company's 1995 Stock Incentive Plan, as amended;

    (3) To consider and act upon ratification of the appointment of KPMG LLP as the auditors of the Company for the current year; and

    (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Holders of record of Common Stock of the Company at the close of business on March 1, 1999 are the only shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ John G. McLeod, Jr.

                                          John G. McLeod, Jr.
                                          SECRETARY

Madison, Georgia
March 29, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                               AVADO BRANDS, INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1999

                            ------------------------

                              GENERAL INFORMATION

SHAREHOLDERS MEETING

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Avado Brands, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. local time on May 4, 1999 at the offices of the Company at Hancock at Washington, Madison, Georgia. This Proxy Statement was mailed to shareholders on approximately March 29, 1999.

MATTERS TO BE ACTED UPON

    The following matters will be acted upon at the Annual Meeting:

    (1) The election of five members of the Board of Directors, each to serve a term of one year and until his or her successor is duly elected and has qualified;

    (2) A proposal to approve the Company's 1995 Stock Incentive Plan, as amended;

    (3) Ratification of the selection of KPMG LLP as auditors of the Company for the current year; and

    (4) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

PROXIES AND VOTING

    The Board of Directors solicits all holders of the Common Stock of the Company to vote by marking, signing, dating and returning their proxies. Submitting a signed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A proxy may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company at the Company's principal executive office at Hancock at Washington, Madison, Georgia 30650. If a shareholder wishes to give a proxy to someone other than the Company's designees, he or she may cross out the names appearing on the enclosed proxy card, insert the name of such other person, and sign and give the card to that person for use at the meeting.

    Each holder of record of Common Stock at the close of business on March 1, 1999 is entitled to one vote for each share of Common Stock then held. At the close of business on that date, there were outstanding and entitled to vote 31,568,586 shares of Common Stock. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is a quorum.

    When the enclosed proxy is properly signed and returned, the shares which it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instruction, the shares represented by a signed proxy will be voted in favor of the five nominees for election to the Board of Directors, in favor of the proposed approval of amending the Company's 1995 Stock Incentive Plan and in favor of the proposed ratification of the selection of auditors. Votes will be counted manually and abstentions and broker non-votes will not be counted. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that as to other business, if any, shares represented by a signed proxy will be voted in accordance with the judgment of the person or persons acting thereunder.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

    The responsibilities of certain committees of the Board of Directors are summarized below. The Board does not have a nominating committee or other committee serving a similar function. Action taken by any committee of the Board is reported to the Board of Directors, usually at its next meeting.

    AUDIT COMMITTEE.  The Audit Committee is comprised of James W. Rowe and John
L. Moorhead, with Mr. Rowe serving as Chairperson. The Audit Committee reviews the independence, qualifications and activities of the Company's independent certified public accountants and the activities of the Company's accounting staff. The Audit Committee recommends to the Board the appointment of the independent certified public accountants and reviews and approves the Company's annual financial statements together with other financial reports and related matters. The Audit Committee is also responsible for the review of transactions between the Company and other entities in which a Company officer or director has a material interest. The Audit Committee met two times during 1998.

    COMPENSATION AND HUMAN RESOURCES COMMITTEE. The Compensation and Human Resource Committee is comprised of Dr. Ruth G. Shaw and Thomas R. Williams, with Dr. Shaw serving as Chairperson. The Compensation Committee reviews and makes recommendations concerning officer salaries, bonus programs, stock options, benefits and other components of compensation. The Compensation and Human Resources Committee met four times during 1998.

    FINANCE AND PLANNING COMMITTEE. The Finance and Planning Committee is comprised of Thomas R. Williams, James W. Rowe, Tom E. DuPree, Jr. and Erich J. Booth, with Mr. Williams serving as Chairperson. The Finance and Planning Committee reviews and makes recommendations to the Board concerning proposals by management on the use of the Company's financial resources, financial management of the Company, and the strategic plans of the Company. The Finance and Planning Committee makes recommendations to the Board with respect to proposed mergers, acquisitions and divestitures, the issuance and sale of Company securities, the Company's investments, dividend and foreign exchange policies, the annual capital plan and budget, and other financial matters as may from time to time be determined appropriate by the Committee or the Board. The Committee also periodically reviews the Company's strategic plans and reports to the Board concerning results achieved as compared to the plans. The Finance and Planning Committee met six times during 1998.

DIRECTOR COMPENSATION

    Directors, who are not officers of the Company, receive an annual retainer of $20,000, plus $1,000 for each Board meeting attended, $1,000 for each committee meeting attended, $500 for each special meeting in which he or she participates by telephone and reimbursement of out-of-pocket expenses. Directors also receive an annual retainer of $3,000 for serving as chairperson of a Board committee. Directors may elect annually to defer receipt of this cash compensation, or any portion thereof, and receive credits of deferred stock units, pursuant to the Company's Outside Director Deferred Stock Unit Plan. The Company anticipates that it will pay approximately $35,000 per year to each of its outside directors. Upon election to the Board of Directors, each non-management director receives options to purchase 10,000 shares of Common Stock at the market value at the date of grant. Directors who are also officers of the Company do not receive any additional compensation for serving as directors.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended January 3, 1999, seven regularly scheduled meetings of the Board of Directors were held. Each director then in office attended at least 75% of the total of all meetings of the Board and of the Committees of the Board on which he or she served.

                       PROPOSAL 1: ELECTIONS OF DIRECTORS

    The Company's Board of Directors presently consists of six directors. Unless otherwise directed, it is the intention of the persons named in the enclosed form of proxy to vote executed proxies in favor of the election of the five persons named below, and such proxies cannot be voted in favor of the election of a greater number of persons. Each person elected will serve until the next Annual Meeting of Shareholders and thereafter until his or her successor is elected and has qualified. Should any nominee become unavailable for election, an event which is not anticipated, the persons named in the proxy will have the right to use their discretion to vote for a substitute or substitutes or to vote only for the remaining nominees. Directors will be elected by a plurality of the votes cast in person or by proxy.

    James W. Rowe, who became a director of the Company in March 1992 and also serves as Chairperson of the Audit Committee and as a member of the Finance and Planning Committee, has elected to retire from the Board of Directors as of the effective date of this Annual Meeting. The Company wishes to thank Mr. Rowe for his years of commitment and dedicated service as a Board member.

NOMINEES FOR DIRECTOR

    Tom E. DuPree, Jr. founded the Company and has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1986. He also serves as a member of the Finance and Planning Committee. Mr. DuPree has been actively involved in developing and managing restaurants since 1978. He is a graduate of the Georgia Institute of Technology and holds a Master's degree in Accounting from Georgia State University. Mr. DuPree is 46 years old.

    Erich J. Booth became a director of the Company in June 1997. He also serves as a member of the Finance and Planning Committee. Mr. Booth has served as the Chief Financial Officer and Treasurer of the Company since 1991. Before joining the Company, Mr. Booth had been Vice President of Finance of Dun & Bradstreet Software (formerly Management Science America, Inc.) since 1989. From 1984 to 1989, he served as Vice President and Chief Financial Officer of Ward White USA Holding, Inc., a diversified, United Kingdom-based parent, specialty retailer. Mr. Booth, a Certified Public Accountant, worked from 1973 to 1984 for Peat, Marwick, Mitchell & Co. He is a graduate of the University of North Carolina at Greensboro. Mr. Booth is 50 years old.

    Thomas R. Williams became a director of the Company in December 1991. He also serves as Chairman of the Finance and Planning Committee and as a member of the Compensation and Human Resources Committee. Mr. Williams is President of The Wales Group, Inc., a closely held corporation engaged in investments. He is a former Chairman of the Board of First Wachovia Corporation, from which he retired in 1987. Mr. Williams is a director of American Software, Inc., ConAgra, Inc., and National Life Insurance Company of Vermont and a trustee of The Fidelity Group of Mutual Funds. Mr. Williams is 70 years old.

    Dr. Ruth G. Shaw became a director of the Company in May 1996. She also serves as Chairperson of the Compensation and Human Resources Committee. Dr. Shaw is Executive Vice President and Chief Administrative Officer for Duke Energy Corporation. She joined Duke Energy in 1992 as Vice President of Corporate Communications, was named Senior Vice President in 1994 and Executive Vice President in 1997. Prior to joining Duke Energy, she was President of Charlotte's Central Piedmont Community College from 1986 to 1992. Dr. Shaw is a director of First Union Corporation and of TEPPCO. Dr. Shaw is 51 years old.

    John L. Moorhead became a director of the Company in January 1997. He also serves as a member of the Audit Committee. Mr. Moorhead is President of Bestfoods Affiliates. He joined Bestfoods in 1992 as Vice President of Business Management and Marketing. Prior to joining Bestfoods, he was with PepsiCo, Inc. from 1979 to 1991 and last served as Vice President of Marketing Services for the Pepsi-Cola

Company, a division of PepsiCo, Inc. Prior to establishing Pepsi-Cola's Marketing Services Group, Mr. Moorhead had served as Vice President of Marketing for the Taco Bell Worldwide Division, Marketing Director at Frito Lay and within the brand management system at General Mills. Mr. Moorhead is 56 years old.

    There are no family relationships among the Company's executive officers and directors.

EXECUTIVE OFFICERS

    In addition to the executive officers named above, the following persons also serve as executive officers of the Company.

    John G. McLeod, Jr. has served as Senior Vice President of Human Resources since 1992, Vice President of Human Resources from 1987 to 1992, and a director and Secretary of the Company since its formation in 1986. Mr. McLeod rotated off the Board of Directors in December 1997, but continues to serve as Corporate Secretary and Senior Vice President of Human Resources. From 1983 to 1987, Mr. McLeod was the Personnel Director of a predecessor of the Company. He is a graduate of Wofford College. Mr. McLeod is 55 years old.

    Margaret E. Waldrep was elected to the position of Chief Administrative Officer of the Company in May 1997. Ms. Waldrep joined the Company in 1985. From 1978 to 1985, Ms. Waldrep was a long-range planner with the Greenville Planning Commission in Greenville, S.C. She earned a Bachelor's degree in Political Science in 1977 and a Master's degree in City and Regional Planning in 1979 from Clemson University in Clemson, S.C. Ms. Waldrep is 43 years old.

    Louis J. Profumo joined the Company in July 1997 as Senior Vice President of Planning and Acquisitions and was appointed to the position of Senior Vice President of Finance and Chief Accounting Officer in November 1998. From 1974 to 1997, Mr. Profumo worked for KPMG Peat Marwick LLP serving as an Audit Partner since 1986 in the firm's manufacturing, retailing and distribution practice. He received both a bachelor's of science degree in hotel administration in 1973 and a master's of business administration in 1974 from Cornell University. Mr. Profumo is 47 years old.

    Officers of the Company serve at the pleasure of the Board of Directors. The term of office for each director of the Company ends at the next annual meeting of the Company's shareholders or when his or her successor is elected and has qualified.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, and the Company's former President and Chief Operating Officer. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                ANNUAL COMPENSATION     ------------------------
                                                                                        RESTRICTED   SECURITIES     ALL OTHER
                                                              ------------------------     STOCK     UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR     SALARY ($)    BONUS ($)     AWARDS     OPTIONS (#)     ($) (1)
-------------------------------------------------  ---------  -----------  -----------  -----------  -----------  -------------
Tom E. DuPree, Jr. ..............................       1998     525,000      269,600       --           --           265,762
Chairman and Chief Executive Officer                    1997     425,000       --           --           --           195,470
                                                        1996     285,577       81,750       --           --           122,218

Erich J. Booth...................................       1998     245,000      141,000       --           --             5,226
Chief Financial Officer and Treasurer                   1997     230,000       --           --           10,125         4,600
                                                        1996     160,000       69,525       --           10,125         3,706

Louis J. Profumo.................................       1998     259,965       45,740       --           --             5,226
Chief Accounting Officer                                1997     111,635       --           72,500       65,000        --

Margaret E. Waldrep..............................       1998     220,000       82,950       --           --             5,226
Chief Administrative Officer                            1997     171,291       --           --            6,835         3,426
                                                        1996     100,000       82,025       --            6,835         2,440

John G. McLeod, Jr. .............................       1998     120,000       82,950       --           --             3,919
Senior Vice President of Human                          1997     120,000       --           --           --             2,400
Resources and Secretary                                 1996     100,000       64,890       --           --             2,000

S. Kirk Kinsell..................................       1998     405,091      148,485       --           --            --
Former President and Chief Operating                    1997     281,250       50,000       --          200,000        --
  Officer

------------------------

(1) Except for Mr. DuPree, the amounts shown in this column consist of contributions by the Company to its 401(k) savings plan on behalf of the named executive officers, and the fair market value of shares of Common Stock allocated to the executive officer's account pursuant to the Company's Employee Stock Ownership Plan and Trust ("ESOP"). Mr. DuPree does not participate in either the ESOP or the 401(k) plan. The amount shown in this column for Mr. DuPree includes $265,762 reflecting the current dollar value of the benefit to Mr. DuPree of the unreimbursed portion of the premiums paid by the Company with respect to a split-dollar insurance agreement (See "Certain Relationships and Related Transactions" below for a description of such agreement), which benefit was determined by calculating the time value of money (using the Company's 1998 weighted average borrowing rate of 8.0%) of the unreimbursed portion of the premiums paid by the Company for the period ended January 3, 1999.

    The following table sets forth information concerning the value of unexercised options as of January 3, 1999 held by the executives named in the summary compensation table. No options were exercised or granted during the fiscal year ended January 3, 1999 to the executives named in the summary compensation table and no stock appreciation rights were outstanding during 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF SHARES       VALUE OF UNEXERCISED
                                                                            UNDERLYING UNEXERCISED        IN-THE-MONEY
                                                                                  OPTIONS AT               OPTIONS AT
                                           SHARES              VALUE          JANUARY 3, 1999 (#)      JANUARY 3, 1999 ($)
                                         ACQUIRED ON         REALIZED       -----------------------  -----------------------
NAME                                    EXERCISE (#)            ($)         EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
------------------------------------  -----------------  -----------------  -----------------------  -----------------------
Tom E. DuPree, Jr...................         --                 --               23,152 / 176,564             -- / --
Erich J. Booth......................         --                 --                8,565 /  76,435             -- / --
Louis J. Profumo....................         --                 --                   -- /  65,000             -- / --
Margaret E. Waldrep.................         --                 --                7,633 /  62,367             -- / --

COMPARISON OF FIVE-YEAR

CUMULATIVE SHAREHOLDER RETURN

    The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index, and Nation's Restaurant News Stock Index, for a period of five years commencing December 31, 1993 and ending January 3, 1999. The graph assumes that $100 was invested on December 31, 1993, in Company Common Stock, the Standard and Poor's 500 Stock Index and the Nations Restaurant News Stock Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AVADO BRANDS, INC   NATIONS RESTAURANT NEWS(1)   S&P 500
93                        100                         100        100
94                         95                         107         98
95                        154                         150        132
96                         97                         152        159
97                         97                         158        208
98                         61                         211        264

------------------------

(1) Does not reflect dividend reinvestment, which management of the Company believes to be immaterial.

  COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMMITTEE RESPONSIBILITIES

    The Compensation and Human Resources Committee (the "Committee") of the Board of Directors (the "Board") is charged with the responsibility of reviewing and making recommendations to the Board concerning the salaries, bonus programs, stock options, benefits and other components of compensation of the Chief Executive Officer, all other elected corporate officers with individual base salaries of $200,000 or more, and of brand presidents. The Committee has the additional responsibilities of reviewing, monitoring and making recommendations to the Board concerning the Company's career development and succession planning programs, diversity initiatives, employee relations programs and qualified retirement plans. The Committee met four times in 1998. All of the members of the Committee are independent, non-management directors.

COMMITTEE PHILOSOPHY

    The primary components of executive compensation are base salary, annual bonuses and long-term incentives in the form of stock options. Executives are also eligible to participate in various benefit plans on the same basis as other employees of the Company.

    There are three primary objectives of the Committee in determining the type and amount of executive officer compensation; to attract and retain superior talent, to motivate executives to achieve above average performance targets, and to align the interests of management with that of the shareholders for the long term.

    In 1998, the Committee retained the services of Watson Wyatt Worldwide as a consultant to review and make recommendations to the Committee on the Company's executive compensation programs. As a result of this effort, the Committee adopted new Short and Long-Term Incentive Plans and a Supplemental Deferred Compensation Plan for implementation in 1999.

CASH COMPENSATION

    Cash compensation typically consists of base salary plus an annual performance bonus. The Committee considers both internal and external factors as bases for determining total cash compensation. External factors include compensation survey data related to salary, bonus, long-term incentives and total cash compensation programs for executives in companies of similar size, industry and growth rate, as well as general industry surveys of executive compensation. Internal factors affecting total compensation include Company and individual performance and length of service. Based on these factors, weighted subjectively by the Committee, total compensation for 1998 was set at levels the Committee believes are competitive with that of similarly situated executives at comparable companies.

BONUSES

    Total cash compensation is divided between salary and bonus. The Committee's objective in 1998 was to target bonus at a percentage of base salary that is motivating to the employee and competitive within the industry. Guidelines for determining the percentage that bonus bears to base salary were established at 60%-80% for corporate officers, 40%-60% for corporate vice-presidents and 50% for brand presidents. To qualify for bonus, the Company's annual earnings targets must be met. Once the earnings target is met, the bonus paid is based 60% on the earnings target and 40% on the sales goal as determined at the beginning of the fiscal year. The program allows for partial bonus payments below plan and additional bonus for above plan results.

    The Committee also adopted a Special Transaction Bonus Plan for employees covered by the 1997 Executive Bonus Plan. Payments under this plan are based on the successful divestiture of the Company's Applebee's Division. In addition, the Committee approved a special Fourth Quarter, 1998 Bonus Plan for employees covered by the 1998 Executive Bonus Plan and based on the Company's operating earnings above plan in the Fourth Quarter of 1998. No payments were made under this plan in 1998.

    The Company paid bonuses pursuant to the Special Transaction Bonus Plan to executive officers as described above in the summary compensation table under the caption "Compensation of Executive Officers". The compensation of the Chief Executive Officer was determined in accordance with the foregoing policy.

STOCK OPTIONS

    As the long-term component of executive compensation, the Company grants options to purchase common stock of the Company in the future at the market value of the stock on the date of grant. Option terms are for a period of ten years with 50% of the total grant vested in the first five year period and 50% vested in the second five year period. The Committee believes that the Company's executive officers should acquire substantial equity ownership, either through the exercising of stock options or direct stock ownership, as a means of integrating management decisions with the long-term interests of the shareholders. To achieve that objective, in 1998 the Committee established stock ownership guidelines for outside directors and executives of the Company. The guidelines target minimum ownership at from one to three times the executive's base salary, depending on position, in share value over a period of five years. The Committee believes that compliance with these guidelines will result in significant ownership of Company stock by executives over the specified time period.

DIRECTOR COMPENSATION

    In 1997, the Committee recommended to the Board, and the Board approved, a new outside director compensation schedule based on a market analysis of competitively sized companies to be effective in 1998, the effect of which was to increase the retainers and certain meeting fees of outside directors to be more competitive with the industry (see "Information About the Board of Directors").

    The Committee also adopted an Outside Director Deferred Stock Unit Plan which allows outside directors to defer receipt of all or any portion of their retainers and/or meeting fees and receive deferred stock units that are convertible to shares of Company stock upon termination of the director's board service.

OTHER INFORMATION

    Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct certain compensation (including compensation resulting from the exercise of nonqualified stock options) in excess of $1,000,000 for any taxable year paid to any of its executive officers. To the extent it is reasonably able to do so and as one of the factors considered in compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. The Committee intends to retain the deductibility of compensation pursuant to Section 162(m), but it reserves the right to provide non-deductable compensation if it determines that such action is in the best interest of the Company and its shareholders. For 1998, compensation to the Chief Executive Officer exceeded the deductible limit by approximately $60,000. No other executive officer of the Company received compensation in excess of $1,000,000 in 1998.

Report submitted February 2, 1999.

By:  Dr. Ruth G. Shaw, Chairperson
    Thomas R. Williams

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 25, 1999 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and executive officer of the Company and (iii) all executive officers and directors of the Company as a group.

                                                                            SHARES BENEFICIALLY
                                                                                OWNED(1)(2)
                                                                          -----------------------
NAME                                                                        NUMBER      PERCENT
------------------------------------------------------------------------  ----------  -----------

Tom E. DuPree, Jr. (3)..................................................   8,090,300        25.6%

John G. McLeod, Jr. (4).................................................     283,084           *

Erich J. Booth (5)......................................................      58,635           *

Margaret E. Waldrep (6).................................................      46,413           *

Thomas R. Williams (7)..................................................      54,936           *

James W. Rowe (8).......................................................      41,625           *

Louis J. Profumo (9)....................................................       6,000           *

Dr. Ruth G. Shaw........................................................       2,000           *

John L. Moorhead (10)...................................................         664           *

State of Wisconsin Investment Board (11)................................   2,950,000         9.3%

Brown Investment Advisory & Trust Company (12)..........................   2,336,694         7.4%

All directors and executive officers as a group
  (9 persons) (13)......................................................   8,377,079        26.5%

    Mr. DuPree, the State of Wisconsin Investment Board and Brown Investment Advisory & Trust Company are the only shareholders known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Mr. DuPree's address is Hancock at Washington, Madison, Georgia 30650. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The address of Brown Investment Advisory & Trust Company is 19 South Street, Baltimore, Maryland 21202.

------------------------

*   Less than one percent.

(1) The named shareholders have sole voting and investing power with respect to all shares shown as being beneficially owned by them except with respect to the shares owned by the Company's Employee Stock Ownership Plan and Trust ("ESOP"). Each participant in the ESOP has the right to direct voting of all shares allocated to his account on all matters. Power to direct the investment of shares held by the ESOP presently rests with the Company's Employee Benefit Committee, whose members are Messrs. DuPree and McLeod; however, each ESOP participant, age 55 and with 10 years of service, may elect to direct the investment of 25% of shares allocated to his account.

(2) Except as indicated below, does not include shares issuable upon exercise of stock options.

(3) Includes 651,512 shares held by various Foundations, Partnerships and Trusts of which Mr. Dupree's wife is the sole trustee. Includes 232,500 shares held by DuPree Holdings, LLC. Includes 23,152 shares which Mr. DuPree has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.39. Includes 198,229 shares held by the ESOP which are allocated to other employees and for which Mr. DuPree has shared investment power. See Footnote (1) above. Mr. DuPree is the Chairman of the Board of Directors and Chief Executive Officer of the Company.

(4) Includes 11,392 shares held by the ESOP which are vested and allocated to Mr. McLeod and 186,837 shares held by the ESOP which are allocated to other employees and for which Mr. McLeod has shared investment power. See Footnote
    (1) above. Mr. McLeod is the Senior Vice President of Human Resources and the Secretary of the Company.

(5) Includes 1,125 shares held by the ESOP which are vested and allocated to Mr. Booth. Includes 8,565 shares which Mr. Booth has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.02. Mr. Booth is Chief Financial Officer and Treasurer and a Director of the Company.

(6) Includes 7,224 shares held by the ESOP which are vested and allocated to Ms. Waldrep. Includes 7,633 shares which Ms. Waldrep has the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.00. Ms. Waldrep is Chief Administrative Officer of the Company.

(7) Includes 2,793 deferred stock units credited to Mr. Williams' account in the Company's Outside Director Deferred Stock Unit Plan, which are convertible to shares of common stock upon termination of Board service. Mr. Williams is a director of the Company.

(8) Includes 32,000 shares held by Rowe Family Investments, L.P. Mr. Rowe is a director of the Company.

(9) Includes 4,000 shares held under a Restricted Stock Agreement. Does not include 227 shares held by the ESOP which are allocated to Mr. Profumo but are unvested. Mr. Profumo is Senior Vice President of Finance and Chief Accounting Officer of the Company.

(10) Includes 589 deferred stock units credited to Mr. Moorhead's account in the Company's Outside Director Deferred Stock Unit Plan, which are convertible to shares of common stock upon termination of Board service. Mr. Moorhead is a director of the Company.

(11) Based on a Form 13G dated February 2, 1999, filed by the State of Wisconsin Investment Board.

(12) Based on a Form 13G dated February 17, 1999 filed by Brown Investment Advisory & Trust Company.

(13) Includes 39,350 shares which the officers and directors have the right to acquire within 60 days upon the exercise of stock options at an average exercise price of $20.23 per share, 19,741 shares held by the ESOP which are vested and allocated to directors and executive officers, and 178,488 shares held by the ESOP which are unvested or allocated to other employees. See Footnote (1) above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1995, the Company entered into a Split Dollar Insurance Agreement (the "Agreement") with The DuPree Insurance Trust (the "Trust") whereby the Company agreed to make premium payments on certain life insurance policies of which the Trust is the owner and beneficiary. These policies provide a total of $50 million in death proceeds payable upon death of the survivor of Tom E. DuPree, Jr., and his wife. The devisees under the wills of Mr. DuPree and his wife are the beneficiaries of the Trust.

    The Trust has agreed to reimburse the Company on an annual basis for that portion of the premiums which equals the current value of the economic benefit, as defined by the Internal Revenue Service, attributable to the life insurance protection provided. The premiums due under the policies total $850,000 per year. Reimbursements for the current value of the economic benefit attributable to the life insurance provided in fiscal 1998 totaled $2,308. There were no reimbursements due to the Company from the Trust at January 3, 1999.

    The Company or the Trust can cancel the Agreement at any time. Upon cancellation, the Trust is obligated to repay the Company an amount equal to the lesser of either the cash surrender value of the policies or the total amount of unreimbursed premiums paid by the Company. Upon receipt of the death proceeds under the policies, the Trust is required to repay the Company for all unreimbursed premium payments. The policies have been assigned to the Company to secure the repayment obligations of the Trust.

    During 1998, the Board of Directors approved loans to certain executive officers of the Company. At January 3, 1999, the Company held three notes receivable from Tom E. DuPree, Jr., the Chairman of the Board and Chief Executive Officer of the Company, totaling $7,851,500. The notes are due in November and December of 2000 or earlier upon demand of the Company and bear interest at 7.0% with interest payment due at maturity. The Company also holds notes receivable from Erich J. Booth, Chief Financial Officer and Treasurer, totaling $107,000 and from Margaret E. Waldrep, Chief Administrative Officer, totaling $41,500. The notes are due in October and November of 1999 and bear interest at 5.06% with interest payment due at maturity.

                 PROPOSAL 2: APPROVAL OF THE AVADO BRANDS, INC.
                     1995 STOCK INCENTIVE PLAN, AS AMENDED

INTRODUCTION

    On February 2, 1999, the Board of Directors approved six amendments to the Avado Brands, Inc. 1995 Stock Incentive Plan (the "Plan"). Except for these amendments, the Plan, as initially approved by the Board of Directors on June 26, 1995, and as approved by the shareholders on April 30, 1996, April 29, 1997 and April 28, 1998 will remain in effect. The amendments are summarized below. The full text of the Plan, as amended, is set forth as Appendix A to this Proxy Statement.

SUMMARY OF AMENDMENTS

    The shareholders of the Company approved the Plan to advance the interests of the Company and its shareholders by encouraging and enabling directors and key employees of the Company to acquire or increase their financial interests in the Company through the stock options granted under the Plan. As of March 1, 1999, the Company had 2,240,081 options outstanding and 1,359,919 remaining options available for issuance pursuant to the Plan.

    The Board of Directors of the Company believes that it is in the best interests of the Company to amend the Plan as summarized below:

    AMENDMENT NO. 1 changes the name of the Plan to the "Avado Brands, Inc. 1995 Stock Incentive Plan" to conform to the Company name change.

    AMENDMENT NO. 2 changes section I(c) of the Plan to update the definition of the "Committee" to comply with amendments to the securities laws.

    AMENDMENT NO. 3 deletes section I(f) in its entirety as a result of the amended definition of the "Committee" in Amendment No. 2, above, which no longer requires the term "Disinterested Person".

    AMENDMENT NO. 4 amends section 6.1 of the Plan to increase the maximum number of shares of Stock subject to Options which can be granted under the Plan during a 12-month period to an employee to 1,000,000 shares from 220,000 shares.

    Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits the Company's ability to deduct certain compensation (including compensation resulting from the exercise of nonqualified stock options) in excess of $1,000,000 for any taxable year paid to its executive officers ("Section 162(m)"). There is an exception to the Section 162(m) limitation for "performance based compensation" that is paid pursuant to a plan which has been disclosed to and approved by shareholders prior to payment of the compensation. To qualify, the Plan must contain a limit on the number of shares of Stock that can be provided to an employee. The amendment to the Plan increases the annual limit on the number of shares of Stock subject to options which can be granted under the Plan to an employee. The Board believes this increased limit will help the Company continue to attract and retain key employees.

    AMENDMENT NO. 5 amends section 6.8 to provide for the transfer of options, if permitted by the Committee and upon such terms and conditions as the Committee may establish, by the Optionee to immediate family members of the Optionee or to a trust, partnership or similar vehicle for the benefit of Permitted Transferees. The purpose of this amendment is to allow for limited transferability of Options for estate planning purposes.

    AMENDMENT NO. 6 adds a new section 6.13 to allow the Committee to make changes to comply with Code Section 162(m).

SUMMARY OF THE PLAN

    The principal features of the Plan are summarized below. The summary is qualified by reference to the actual provisions of the Plan, a copy of which is attached as Appendix A.

    At March 1, 1999, the Company estimates that approximately 260 persons, of which five are the executive officers, are currently eligible to participate in the Plan, 260 of whom participate. The aggregate market value of the shares of Common Stock underlying outstanding options under the Plan was $13,103,000 based on a March 1, 1999 closing price of $6.50.

    For information concerning stock options granted during fiscal 1998 under the Plan to the named executive officers and all non-employee directors, see "Compensation of Executive Officers" and "Information About the Board of Directors."

    The Plan is administered by the Company's Management Committee, which consists of the Company's executive officers. Except for options granted to executive officers and directors the Management Committee selects the recipients of the options, and also determines the number of shares, exercise price, terms and conditions of exercise, consequences of any termination of employment, whether or not an option qualifies as an Incentive Stock Option ("ISO") (described below), and other terms of each option. The options for executive officers are granted by the Compensation and Human Resources Committee of the Board, which determines the number of options to be granted and the terms and conditions of such options. The Management Committee and the Compensation and Human Resources Committee are referred to hereinafter as the "Committee", with each exercising the authority with respect to the designated group of directors and key employees.

    Options may be granted to directors, officers and other employees of the Company, as determined by the Committee. The Committee has determined that the Company's officers, division presidents, vice-presidents, directors, and certain other employees are currently eligible to participate in the Plan.

    Options granted under the Plan represent rights to purchase shares of Common Stock of the Company within a fixed period of time and at a specified price per share (the "exercise price"), which will be determined by the Committee but shall be no less than the market price of the Common Stock of the Company on the date of grant of the option. The Company receives no monetary consideration for the granting of stock options.

    Options granted under the Plan become vested and exercisable at such times and pursuant to such terms as determined by the Committee; provided that no option granted to officers or directors of the Company may be exercisable prior to six months after grant (except in the case of death or disability). In the case of an option intended to be an ISO, the term of the option may not exceed ten years from the date of grant and the option price may not be less than 100% of fair market value per share of the Common Stock on the date of grant. It is anticipated that nonvested options will expire upon termination of employment of an optionee for any reason other than a change in control of the Company. Pursuant to the

Plan, in the event of a reorganization of the Company in which the Company's existence terminates, the Committee in its discretion may declare that all outstanding options become exercisable immediately and shall terminate if not exercised prior to the reorganization. Options may be exercised with cash or, at the sole discretion of the Committee, by delivery of shares of Common Stock of the Company owned by the option holder.

    The options granted under the Plan are, during the lifetime of the optionee, exercisable only by the optionee (or by an appointed guardian or legal representative) and are not transferable or assignable in whole or in part except by will or by the laws of decent and distribution or, to Permitted Transferees under limited circumstances as determined by the Committee (see Amendment No. 5, above). In general, the unexercised portion of any option granted under the Plan will terminate upon the earlier to occur of (i) the expiration of the option in accordance with its terms (anticipated normally to be ten years) or (ii) the expiration of three months from the date of termination of the option holder's employment; provided, however, that unless otherwise determined by the Committee, all options held by an optionee shall be terminated if the optionee provides services to a competitor of the Company.

    The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without shareholder approval, the Board may not amend the Plan to (i) increase the total number of shares of stock subject to option (except for an adjustment of shares for stock splits, stock dividends or the like, (ii) change or modify the class of eligible participants, or (iii) materially increase the benefits accruing to Plan participants. Unless the Plan is terminated earlier by the Board, no options may be granted under the Plan after June 26, 2005.

    The shares of Common Stock to be issued upon exercise of the options granted and to be granted under the Plan will be registered under the Securities Act of 1933, as amended (the "Act") prior to the time that any options become exercisable. Therefore, shares received by optionees (other than officers, directors and other "affiliates" of the Company as defined by the Act) upon exercise of the options will be freely transferable.

FEDERAL INCOME TAX CONSEQUENCES

    There are no federal income tax consequences to an optionee or to the Company on the granting of options. Federal tax consequences upon exercise will vary depending on whether the option is an ISO or a Non-ISO.

INCENTIVE STOCK OPTIONS

    When an optionee exercises an incentive stock option, the optionee will not recognize any taxable income at that time, and the Company will not be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding-period requirements. The Federal income tax advantage to the holder of incentive stock options who meets the holding-period requirements is a deferral, until the acquired stock is sold, of taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and taxation of such gain, at the time of sale, as capital gain rather than ordinary income.

    If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the option price; any increase in the value of the option stock subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the stock. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee may recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

NON-QUALIFIED STOCK OPTIONS

    Generally when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate fair market value of the shares received upon exercise, less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee, provided that the Company satisfies certain tax withholding requirements. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the acquired shares on the date of exercise.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Approval of the Plan, as amended requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders do not vote a sufficient number of shares of Common Stock in favor of the Plan, as amended, the amendment will not take effect and the Plan will continue as initially approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PLAN, AS AMENDED.

        PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending January 2, 2000, subject to ratification of this appointment by the shareholders of the Company. KPMG LLP has served as independent auditors of the Company and a predecessor of the Company since 1985 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. One or more representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    The affirmative vote of the holders of a majority of the shares voted on the matter is required to ratify the selection of auditors. If the shareholders should not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF SELECTION OF THE
                                   AUDITORS.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time that they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that all such reports due in 1998 were filed on a timely basis.

                            FORM 10-K ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER, UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, AVADO BRANDS, INC., HANCOCK AT WASHINGTON, MADISON, GEORGIA 30650.

                              COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. Officers, directors and employees of the Company may solicit proxies in person or by telephone, telegraph or other means of communication, for which no special compensation will be paid. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock, and such persons will be reimbursed for their reasonable expenses.

                             SHAREHOLDER PROPOSALS

    No proposals by non-management shareholders have been presented for consideration at the Annual Meeting. The Company expects that its 2000 Annual Meeting will occur during May 2000. Any proposals by non-management shareholders intended for presentation at the 2000 Annual Meeting must be received by the Company at its principal executive offices, attention of the Secretary, not later than November 25, 1999, in order to be included in the proxy material for that Meeting. The Company must be notified not later than February 9, 2000 of any shareholder proposal that was not submitted earlier for inclusion in the proxy materials, but is intended to be presented for action at the meeting, or else proxies solicited by the Company for that meeting may be voted on such proposal at the discretion of the person or persons holding those proxies.

                                 OTHER MATTERS

    Management of the Company is not aware of any other matters that may come before the Annual Meeting of Shareholders. However, as to any such matters, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgement.

Madison, Georgia
March 29, 1999

                                   Appendix A

                               AVADO BRANDS, INC.
                           1995 STOCK INCENTIVE PLAN
                            AS AMENDED AND RESTATED
                                FEBRUARY 2, 1999

                               AVADO BRANDS, INC.
                           1995 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                                                                  PAGE
                                                                                                                  -----
ARTICLE I DEFINITIONS........................................................................................           1
  (a)      "Board"...........................................................................................           1
  (b)      "Code"............................................................................................           1
  (c)      "Committee".......................................................................................           1
  (d)      "Company".........................................................................................           1
  (e)      "Director"........................................................................................           1
  (f)      "Employee"........................................................................................           1
  (g)      "Employer"........................................................................................           1
  (h)      "Fair Market Value"...............................................................................           1
  (i)      "ISO".............................................................................................           1
  (j)      "1934 Act"........................................................................................           2
  (k)      "Officer".........................................................................................           2
  (l)      "Option"..........................................................................................           2
  (m)      "Option Agreement"................................................................................           2
  (n)      "Optionee"........................................................................................           2
  (o)      "Option Price"....................................................................................           2
  (p)      "Parent"..........................................................................................           2
  (q)      "Plan"............................................................................................           2
  (r)      "Purchasable".....................................................................................           2
  (s)      "Qualified Domestic Relations Order"..............................................................           2
  (t)      "Stock"...........................................................................................           2
  (u)      "Subsidiary"......................................................................................           2

ARTICLE II THE PLAN..........................................................................................           3
  Section 2.1  Name..........................................................................................           3
  Section 2.2  Purpose.......................................................................................           3
  Section 2.3  Effective Date................................................................................           3
  Section 2.4  Termination Date..............................................................................           3

ARTICLE III ELIGIBILITY......................................................................................           3

ARTICLE IV ADMINISTRATION....................................................................................           3
  Section 4.1  Duties and Powers of the Committee............................................................           3
  Section 4.2  Interpretation; Rules.........................................................................           3
  Section 4.3  No Liability..................................................................................           3
  Section 4.4  Majority Rule.................................................................................           4
  Section 4.5  Company Assistance............................................................................           4

ARTICLE V SHARES OF STOCK SUBJECT TO PLAN....................................................................           4
  Section 5.1  Limitations...................................................................................           4
  Section 5.2  Antidilution..................................................................................           4

ARTICLE VI OPTIONS...........................................................................................           5
  Section 6.1  Certain Limitations...........................................................................           5

                                                                                                                  PAGE
                                                                                                                  -----
  Section 6.2  Option Grant and Agreement....................................................................           5
  Section 6.3  Optionee Limitations..........................................................................           5
  Section 6.4  $100,000 Limitation...........................................................................           5
  Section 6.5  Option Price..................................................................................           6
  Section 6.6  Exercise Period...............................................................................           6
  Section 6.7  Option Exercise...............................................................................           6
  Section 6.8  Nontransferability of Option..................................................................           6
  Section 6.9  Termination of Employment.....................................................................           7
  Section 6.10  Employment Rights............................................................................           7
  Section 6.11  Certain Successor Options....................................................................           7
  Section 6.12  Conditions to Issuing Option Stock...........................................................           7
  Section 6.13  Compliance with Code Section 162(m)..........................................................           7

ARTICLE VII TERMINATION, AMENDMENT AND MODIFICATION OF PLAN..................................................           8

ARTICLE VIII MISCELLANEOUS...................................................................................           8
  Section 8.1  Replacement of Amended Grants.................................................................           8
  Section 8.2  Forfeiture for Competition....................................................................           8
  Section 8.3  Plan Binding on Successors....................................................................           8
  Section 8.4  Gender........................................................................................           8
  Section 8.5  Headings Not a Part of Plan...................................................................           8

                               AVADO BRANDS, INC.
                           1995 STOCK INCENTIVE PLAN

                                   ARTICLE I
                                  DEFINITIONS

    As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "Code" shall mean the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

    (c) "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. To the extent necessary or desirable, the Committee (or a designated subcommittee of the Committee) shall consist only of Non-Employee Directors (as described in Rule 16b-3 under the 1934 Act).

    (d) "Company" shall mean Avado Brands, Inc., a Georgia corporation.

    (e) "Director" shall mean a member of the Board.

    (f) "Employee" shall mean any employee of the Company or any Subsidiary of the Company.

    (g) "Employer" shall mean the corporation that employs an Optionee.

    (h) "Fair Market Value" of the shares of Stock on any date shall mean:

       (i) the closing price, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

       (ii) if there is no price as specified in (i), the final reported sales price, or if not reported in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by the National Association of Securities Dealers Automatic Quotation System or, if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

       (iii) if there also is no price as specified in (ii), the price determined by the Committee by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Committee shall determine to be appropriate for fairly determining current market value; or

       (iv) if there also is no price as specified in (iii), the amount determined in good faith by the Committee based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee.

    (i) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

    (j) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (k) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

    (l) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

    (m) "Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

    (n) "Optionee" shall mean a person to whom an Option has been granted hereunder.

    (o) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

    (p) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (q) "Plan" shall mean the 1995 Stock Incentive Plan of the Company.

    (r) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Option Agreement.

    (s) "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under the Code or such Act.

    (t) "Stock" shall mean the $.01 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

    (u) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                                    THE PLAN

    2.1 NAME. This plan shall be known as the "Avado Brands, Inc. 1995 Stock Incentive Plan."

    2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees and Directors an opportunity to acquire or increase their proprietary interests in the Company. Options will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

    2.3  EFFECTIVE DATE.  The Plan shall become effective on June 26, 1995.

    2.4 TERMINATION DATE. No further Options shall be granted hereunder on or after June 26, 2005, but all Options granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate on June 26, 1996, and all Options theretofore granted shall become void and may not be exercised if the shareholders of the Company shall not have approved the Plan's adoption prior to that date.

                                  ARTICLE III
                                  ELIGIBILITY

    The persons eligible to participate in this Plan shall consist only of Directors and those Employees whose participation the Committee determines is in the best interests of the Company.

                                   ARTICLE IV
                                 ADMINISTRATION

    4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of an Option Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee shall have the authority to amend or modify an outstanding Option Agreement, or to waive any provision thereof, provided that the Optionee consents to such action.

    4.2 INTERPRETATION; RULES. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

    4.3 NO LIABILITY. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

    4.4 MAJORITY RULE. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

    4.5 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

    5.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall be 3,600,000. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), may again be optioned under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

    5.2  ANTIDILUTION.

    (a) If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or if any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

        (i) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee; and

        (ii) The rights of Optionees (concerning the number of shares subject to Options and the Option Price) under outstanding Options shall be adjusted proportionately by the Committee.

    (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

        (i) notwithstanding other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Option Agreements regarding exercisability, that all such Options shall terminate a specified period of time after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such period; and/or

        (ii) notify all Optionees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

    (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Option Agreements regarding exercisability.

    (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

                                   ARTICLE VI
                                    OPTIONS

    6.1 CERTAIN LIMITATIONS. Except as otherwise provided under this Plan, the maximum number of shares of Stock subject to Options which can be granted under the Plan during a 12-month period to an Employee shall be 1,000,000 shares.

    6.2 OPTION GRANT AND AGREEMENT. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee, and (b) by a written Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price and whether the Option is intended to be an ISO, shall be stated in the Option Agreement. Separate Option Agreements shall be used for Options intended to be ISO's and those not so intended, but any failure to use such separate Agreements shall not invalidate, or otherwise adversely affect the Optionee's rights under and interest in, the Options evidenced thereby.

    6.3 OPTIONEE LIMITATIONS. The Committee shall not grant an ISO to any person who, at the time the ISO would be granted:

    (a) is not an Employee; or

    (b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein, and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

    6.4 $100,000 LIMITATION. Except as provided below, the Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

    6.5 OPTION PRICE. The Option Price under each Option shall be determined by the Committee. However, the Option Price shall not be less than Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

    6.6 EXERCISE PERIOD. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to an Employee who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Employee.

    6.7  OPTION EXERCISE.

    (a) Unless otherwise provided in the Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

    (b) An Option shall be exercised by (i) delivery to the Secretary of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

    (c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Committee may provide in an Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Option Price.)

    (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owned by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

    (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued upon the exercise of the Option.

    6.8 NONTRANSFERABILILTY OF OPTION. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than (i) by will or the laws of descent and distribution and (ii) if permitted by the Committee, and upon such terms and conditions as the Committee may establish, to immediate family members of the Optionee or to a trust, partnership or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"). An Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative or, if applicable, by Permitted Transferees. The terms of such Stock Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs, successors, and Permitted Transferees of the Optionee.

    6.9 TERMINATION OF EMPLOYMENT. The Committee shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

    6.10 EMPLOYMENT RIGHTS. Nothing in the Plan or in any Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person's employment at any time.

    6.11 CERTAIN SUCCESSOR OPTIONS. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

    6.12 CONDITIONS TO ISSUING OPTION STOCK. The Company shall not be required to issue or deliver any Stock purchased upon the full or partial exercise of any Option granted hereunder prior to fulfillment of all of the following conditions:

    (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

    (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

    (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

    (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

    Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

    6.13 COMPLIANCE WITH CODE SECTION 162(M). At all times when the Committee determines that compliance with Code Section 162(m) is required or desired, all grants under this Plan shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162 (m) to permit greater flexibility with respect to any grant under the Plan, the Committee may make any adjustments it deems appropriate.

                                  ARTICLE VII
                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

    The Board may at any time, (i) cause the Committee to cease granting Options, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

    (a) Materially increase the number of shares of Stock subject to the Plan;

    (b) Materially change or modify the class of persons that may participate in the Plan; or

    (c) Otherwise materially increase the benefits accruing to participants under the Plan.

    No termination, amendment or modification of the Plan shall affect adversely an Optionee's rights under an Option Agreement without the consent of the Optionee or his legal representative.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    8.1 REPLACEMENT OR AMENDED GRANTS. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them. Provided, however, no modification of an Option shall adversely affect an Optionee's rights under an Option Agreement without the consent of the Optionee or his legal representative and no modification or substitution of an outstanding option shall change or result in a change of any option price.

    8.2 FORFEITURE FOR COMPETITION. If an Optionee provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee's rights under any Options outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Committee.

    8.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors of the Company.

    8.4 GENDER. Whenever used herein, the masculine pronoun shall include the feminine gender.

    8.5 HEADINGS NOT A PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

                               AVADO BRANDS, INC.
                                     PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 1999.

    The undersigned hereby appoints Tom E. DuPree, Jr., and John G. McLeod, Jr., or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Avado Brands, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 1999, and at all adjournments thereof, as follows:

1.  Election of Directors
    (Proposed by the Company)

            Tom E. DuPree, Jr., Erich J. Booth, Thomas R. Williams,
                        Dr. Ruth G. Shaw, John L. Moorhead.

/ /        FOR all nominees listed above        / /        WITHHOLD AUTHORITY
           (EXCEPT AS MARKED TO THE CONTRARY               FOR ALL NOMINEES LISTED ABOVE.
           BELOW)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, WRITE
                   THEIR NAMES IN THE SPACE PROVIDED BELOW.)
                                        ________________________________________

IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES.

2.  Approval of the Company's 1995 Stock Incentive Plan, as Amended.

              / /  FOR approval              / /  AGAINST approval

    IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PLAN.

3. Ratification of the selection of KPMG LLP as auditors of the Company for the fiscal year ending January 2, 2000
    (Proposed by the Company).

            / /  FOR ratification           / /  AGAINST ratification

 IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE RATIFICATION

4. In accordance with their best judgement upon such other matters as may properly come before the Meeting.

                                             ___________________________________

                                                  Signature of Shareholder
                                             ___________________________________

                                                  Signature of Shareholder

                                             IMPORTANT: Please sign this Proxy
                                             exactly as your name or names
                                             appear hereon. If shares are held
                                             by more than one owner, each must
                                             sign. Executors, administrators,
                                             trustees, guardians, and others
                                             signing in a representative
                                             capacity should give their full
                                             titles.
                                             DATED: ______________________, 1999

                                                     BE SURE TO DATE THIS PROXY